ANNEX A

                            ASSUMPTION AGREEMENT AND
                        AMENDMENT TO FINANCING AGREEMENTS

     THIS ASSUMPTION AGREEMENT AND AMENDMENT TO FINANCING AGREEMENTS (this "Amendment") is made and entered into as of _____________, 2004, by and between KEYSTONE CONSOLIDATED INDUSTRIES, INC. ("Keystone"), DESOTO ENVIRONMENTAL MANAGEMENT, INC., FV STEEL AND WIRE COMPANY, J.L. PRESCOTT COMPANY, SHERMAN WIRE COMPANY (f/k/a DESOTO, INC.), and SHERMAN WIRE OF CALDWELL, INC., each as a debtor and debtor-in-possession in the Cases (defined below) (each a "Debtor," and, collectively, the "Debtors"), and CONGRESS FINANCIAL CORPORATION (CENTRAL), as lender ("Lender"). Unless otherwise specified, the capitalized terms used herein shall have the meanings ascribed to them in the Pre-Petition Credit Agreement (defined below).

                                    RECITALS

     A. Keystone, as pre-petition debtor, and Lender are parties to (i) that certain Amended and Restated Revolving Loan and Security Agreement, dated as of December 29, 1995 (as amended, modified, restated or supplemented prior to the date hereof, the "Pre-Petition Credit Agreement"), and (ii) the other Financing Agreements, as defined in the Pre-Petition Credit Agreement (all such Financing Agreements, together with the Pre-Petition Credit Agreement, in each case as amended, modified, restated or supplemented prior to the date hereof or by any other amendment executed on or after the date hereof, collectively, the "Original Financing Agreements").

     B. Debtors have filed petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101, et seq. (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Eastern District of Wisconsin (the "Bankruptcy Court"), on ___________, 2004 (the "Petition Date"), Jointly Administered Case No. ________________ (the "Cases").

     C. The  commencement  of the Cases  constituted  an Event of Default  under
Section 10.1(g) the Pre-Petition Credit Agreement.

     D. In order to continue their operations as debtors-in-possession under the Bankruptcy Code, Debtors have requested that Lender make certain postpetition secured loans to Keystone (the "DIP Financing"). Lender is willing to provide such DIP Financing to Keystone on and after the Petition Date only if, among other things, the Original Financing Agreements are amended as hereinafter set forth and the Bankruptcy Court enters interim and final orders approving this Amendment and otherwise in form and substance satisfactory to Lender in Lender's sole discretion (the "Interim Order" and the "Final Order," respectively).

                                    AGREEMENT

     NOW,  THEREFORE,  in consideration of the premises,  and for other good and
valuable   consideration,   the  receipt  and   adequacy  of  which  are  hereby
acknowledged, the parties hereto agree as follows:

     1. Amendments. The parties hereby amend the Original Financing Agreements as follows:

          (a) From and after the date hereof, all references in the Original Financing Agreements to "Keystone Consolidated Industries, Inc.," "Borrower," "the "Company," and all other references to Keystone in any capacity shall be deemed to be references to Keystone both before the Petition Date, as pre-petition obligor, and on and after the Petition Date, as a debtor and debtor-in-possession in the Cases.

          (b) Section 1 of the Pre-Petition Credit Agreement is hereby amended by adding in their proper alphabetical order the definitions of "Bankruptcy Code," "Bankruptcy Court," "Cases," "DIP Financing," "Original Financing Agreements," "Petition Date" and "Pre-Petition Credit Agreement" set forth in the recitals of this Amendment.

          (c) Section 1 of the Pre-Petition Credit Agreement is hereby further amended by adding the following definitions in their proper alphabetical order (to the extent such terms are not already defined in the Pre-Petition Credit Agreement) and by substituting the following definitions for the existing definitions of such terms (to the extent such terms are currently defined in the Pre-Petition Credit Agreement):

               "Agreement" shall mean the Amended and Restated Revolving Loan and Security Agreement, dated as of December 29, 1995, as amended, modified, restated or supplemented from time to time, including, without limitation, (a) by the Assumption Agreement and (b) by the Interim Order, the Final Order or any other applicable order of the Bankruptcy Court.

               "Assumption Agreement" shall mean the Assumption Agreement and Amendment to Financing Agreements, dated as of _____________, 2004, by and between Keystone Consolidated Industries, Inc., Desoto Environmental Management, Inc., FV Steel and Wire Company, J.L. Prescott Company, Sherman Wire Company (f/k/a Desoto, Inc.), and Sherman Wire of Caldwell, Inc. as debtors and debtors-in-possession in the Cases, and Congress Financial Corporation (Central), as lender.

               "Budget" shall have the meaning  ascribed to such term in Section
               7.1 hereof.

               "Debtors" shall mean Keystone Consolidated Industries, Inc., Desoto Environmental Management, Inc., FV Steel and Wire Company, J.L. Prescott Company, Sherman Wire Company (f/k/a Desoto, Inc.), and Sherman Wire of Caldwell, Inc. as debtors and debtors-in-possession in the Cases under the Bankruptcy Code.

               "DIP Financing" shall mean the advance of funds by Congress to Debtors on and/or after the Petition Date in the form of Revolving Loans and in the form of a Term Loan under the terms and conditions set forth herein.

               "DIP Indebtedness" shall mean all indebtedness and obligations incurred on or after the Petition Date by Debtors to Congress pursuant to the Financing Agreements (including, without limitation, principal, accrued and unpaid interest and costs and expenses, including reasonable attorneys' fees and expenses).

               "DIP Term Loan" shall mean the $2,000,000 principal amount of the Term Loan funded by Lender to Borrower during the Cases pursuant to the Interim Order and/or the Final Order.

               "EWP DIP Credit Agreement" shall mean the Debtor-In-Possession Credit Agreement between the Debtors and EWP Financial

               "EWP Financial" shall mean EWP Financial LLC, a Delaware limited liability company.

               "EWP Collateral" shall mean (i) the stock of Engineered Wire Products, Inc. and all substitutions therefor and distributions with respect thereto, (ii) the account maintained on Keystone's books and records styled Loan Account - EWP, Account Number 46009, (iii) the Separate Loan Proceeds Account and (iv) all proceeds of the foregoing.

               "Final Order" shall mean an order of the Bankruptcy Court entered in the Cases after the Final Hearing as defined in the Interim Order, inter alia, authorizing Debtors, as debtors-in-possession, to incur secured indebtedness pursuant to section 364 of the Bankruptcy Code, which order shall be in form and substance satisfactory to Lender in its sole discretion.

               "Financing Agreements" shall mean, collectively, this Agreement, the Assumption Agreement, the Interim Order, the Final Order, the DIP Credit Documents and all notes, guarantees, security agreements, trademark security agreements, lockbox and/or blocked account agreements, mortgages, deeds of trust, pledge agreements, letters of credit and other agreements, documents and written indicia of contractual obligations between Debtors and Lender, any Affiliate of Debtors and Lender, any Person owning Collateral and Lender, and/or any Person guaranteeing all or any portion of the Obligations and Lender, in connection with the transactions contemplated hereby, whether pre-petition or post-petition, as each such document has been and may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced.

               "Interim Order" shall mean the order of the Bankruptcy Court entered in the Cases on ___________, 2004 pursuant to sections 363 and 364 of the Bankruptcy Code, inter alia, authorizing Debtors, as debtors-in-possession, to enter into the Assumption Agreement, which order shall be in form and substance satisfactory to Lender in its sole discretion.

               "Loans" shall mean any loan or extension of credit, whether made before, on or after the Petition Date, by Lender pursuant to the Financing Agreements, including the Revolving Loans, the Term Loan and the DIP Financing.

               "Maturity Date" shall mean the date on which this Agreement ceases to continue in full force and effect pursuant to Section 12.1(a) hereof.

               "Maximum Credit" shall mean the amount of $55,000,000; provided, however, that such amount shall decrease when each payment of principal on the Term Loan is received by Lender and applied to the Term Loan, by an amount equal to the amount of such principal reduction in the Term Loan.

               "Participation Agreement" shall mean that certain Participation Agreement dated as of February ___, 2004 between Lender and EWP Financial.

               "Participation"   shall  have  the   meaning  set  forth  in  the
               Participation Agreement.

               "Revolving Loans" shall mean any Revolving Loans, whether made before, on or after the Petition Date, by Lender pursuant to the Financing Agreements and/or the Interim or Final Order.

               "Separate Loan Proceeds Account" shall have the meaning set forth in Section 4.1(i)(d) of this Amendment.

          (d) In subsection 1.49 of the Pre-Petition Credit Agreement, the phrase "provided, that, the Interest Rate shall mean the rate of two and one-half percent (2.5%) per annum . . .," where it appears, is hereby amended to read "provided, that, the Interest Rate shall mean the rate of three percent (3.0%) per annum . . . ."

          (e) Subsection 2.3 of the Pre-Petition Credit Agreement is hereby amended and restated in its entirety to read as follows:

               "2.3 Availability Reserves. All Revolving Loans otherwise available to Borrower pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves in its discretion, upon not less than five (5) days prior written notice to Borrower identifying the new or revised Availability Reserve and the reason for the establishment or revision thereof."

     (f) The Term Loan under subsection 2.4 of the Pre-Petition Credit Agreement shall be increased: (i) upon the effective date of this Amendment, by a principal amount of $2,042,812; (ii) upon the later to occur of the following: (y) the effective date of this Amendment and
          (z) the date that is one Business Day after Lender has received a $2,000,000 payment from EWP Financial to purchase an initial Participation pursuant to Section 4.1(a) of the Participation Agreement, by an additional principal amount of $2,000,000; provided, however, that if, on the date on which the Lender receives the $2,000,000 payment -------- ------- from EWP Financial to purchase an initial Participation pursuant to Section 4.1(a) of the Participation Agreement, such $2,000,000 is received by Lender from EWP Financial prior to 2:00 p.m. Eastern time, then Congress shall use its best efforts to effect such $2,000,000 increase in the principal amount of the Term Loan on such same date rather than on the next Business Day; and (iii) upon the date that is one Business Day after Lender has received a $3,000,000 payment from EWP to purchase an additional Participation (for a total Participation of $5,000,000) pursuant to
          Section 4.1(b) of the Participation Agreement, by an additional principal amount of $3,000,000; provided, however, that if, on the date on -------- ------- which the Lender receives the $3,000,000 payment from EWP Financial to purchase an initial Participation pursuant to Section 4.1(b) of the Participation Agreement, such $3,000,000 is received by Lender from EWP Financial prior to 2:00 p.m. Eastern time, then Congress shall use its best efforts to effect such $3,000,000 increase in the principal amount of the Term Loan on such same date rather than on the next Business Day. Such increase(s) in the Term Loan shall be deemed added to the Term Loan existing on the Petition Date under the Pre-Petition Credit Agreement and shall be deemed to be a "Term Loan" under the Agreement. The Debtors expressly acknowledge and agree that Lender shall have no liability whatsoever to the Debtors arising from or related to any failure of EWP to purchase or fund any Participation at any time.

     (g) Notwithstanding anything set forth in the Pre-Petition Credit Agreement, from and after the effective date of this Amendment, the outstanding principal balance of the Term Loan shall be amortized as follows: A monthly installment in the amount of the lesser of $100,000 and the entire remaining unpaid balance of the Term Loan shall be due and payable on the first day of each calendar month, commencing on April 1, 2004, until the Term Loan has been repaid in full.

     (h) Subsection 5.1 of the Pre-Petition Credit Agreement is amended by adding the following language to the first sentence of such subsection
          5.1 immediately after the phrase "and wherever located" and immediately prior to the first parenthetical in such subsection 5.1:

     ",   whether arising or acquired before, on or after the Petition Date"

     (i) Subsection 5.2(d) of the Pre-Petition Credit Agreement is hereby amended and restated in its entirety to read as follows:

               "(d) Borrower does not have any lockbox or other deposit accounts (where payments on Receivables or other proceeds of Inventory or other Collateral are deposited) as of the date hereof, except as set forth in the Information Certificate. Borrower shall not, directly or indirectly, after the date hereof open, establish or maintain any lockbox or other deposit account (where payments on Receivables or other proceeds of Inventory or other Collateral are deposited) unless each of the following conditions is satisfied: (i) Lender shall have received not less than five (5) Business Days prior written notice of the intention of Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom Borrower is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Lender, and (iii) on or before the opening of such deposit account, Borrower shall as Lender may specify either (A) deliver to Lender a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by Borrower and the bank at which such deposit account is opened and maintained or (B) arrange for Lender to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Lender. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's salaried or hourly wage employees. The terms of this subsection (d) shall also not apply to the Borrower's account at U.S. Bank, Routing number: 123000220, Account number: 153656080931, Account name: Keystone Consolidated Industries, Inc. (the "Separate Loan Proceeds Account"); provided, however, that notwithstanding any of the foregoing to the contrary, the Separate Loan Proceeds Account shall at no time contain any funds other than the proceeds of funding from EWP Financial to the Borrower pursuant to the EWP DIP Credit Agreement and the proceeds of the DIP Term Loan."

     (j) Subsection 6.3(a) of the Pre-Petition Credit Agreement is hereby amended and restated in its entirety to read as follows:

     6.3 Collection of Accounts. (a) Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Borrower shall deliver, or cause to be delivered to Lender, a Depository Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof or at any time and from time to time Lender may become bank's customer with respect to the Blocked Accounts and promptly upon Lender's request, Borrower shall execute and deliver such agreements or documents as Lender may require in connection therewith. Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Lender in respect of the Obligations and therefore shall constitute the property of Lender to the extent of the then outstanding Obligations. Notwithstanding any of the foregoing, the Separate Loan Proceeds Account is not a Blocked Account, and no payments on Receivables or payments constituting proceeds of Inventory or other Collateral shall be deposited into or held in the Separate Loan Proceeds Account at any time."

(k) Section 6 of the Pre-Petition Credit Agreement is amended by adding the following as subsection 6.7 thereof, immediately following the existing subsection 6.6:

     "6.7 Application of Payments. Debtors irrevocably waive the right to direct the application of any and all payments at any time or times hereafter received by Lender from or on behalf of Debtors, and Debtors hereby expressly agree that Lender may apply all such amounts received by Lender on or after the Petition Date to payment of the Obligations arising before the Petition Date before applying any such amounts to Obligations arising on or after the Petition Date. Debtors hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and to reverse and reapply any and all payments received at any time or times hereafter against the Obligations and the DIP Indebtedness in such manner as Lender may deem advisable notwithstanding any entry by Lender upon any of its books and records. Provided that the DIP Financing has not been terminated, all proceeds of sales of Inventory and collections of Accounts received on or after the Petition Date shall be presumed to constitute proceeds of Collateral that arose or was acquired before the Petition Date and shall be applied first to Revolving Loans and then to Term Loans. Lender will apply the proceeds of its Collateral as set forth in the Interim Order and, if and when a Final Order is entered by the Bankruptcy Court, the Final Order. Lender may effect permanent paydowns of the Revolving Loans as set forth in the Interim Order and the Final Order. Congress shall be under no obligation to marshal any assets in favor of Debtors or any other party or against or in payment of any or all of the Indebtedness."

     (l) Subsection 7.1 of the Pre-Petition Credit Agreement is amended by adding the following at the end thereof:

          "Debtor shall furnish Lender on each Friday of each week (or if any such Friday is not a Business Day, the next Business Day) a report setting forth (i) daily cash flow results for each day in the four week period ending on the immediately preceding Friday and also a reconciliation comparing actual expenses paid to the Budget as contemplated by ordering paragraph 15 of the Interim Order (the "Budget"), (ii) daily cash flow projections for the four week period beginning on the immediately preceding Saturday, (iii) the actual and projected aggregate, as of the immediately preceding Friday, of (A) the Net Amount of Eligible Borrower Accounts, (B) the Eligible
          Caldwell Accounts, (C) the Eligible Fox Valley Accounts, (D) the Eligible Borrower Inventory, (E) the Eligible Caldwell Inventory, and
          (F) the Eligible Fox Valley Inventory; (iv) in the case of each such report required to be delivered on the last Friday of each month, monthly cash flow projections for each of the next 13 weeks and (v) such other financial and operating information as Lender may reasonably request."

     (m) Section 8.4 of the Pre-Petition Credit Agreement is amended by adding the following at the end thereof:

          "The Interim Order and the Final Order will each grant to Lender (i) as security for all of the Obligations, a legal, valid, binding Lien on all Collateral having first priority on all Collateral other than the EWP Collateral and (ii) as security for any increased portion of the Term Loan pursuant to clauses (ii) and (iii) of Section 1(f) of the Assumption Agreement, a Lien on the EWP Collateral, subordinate to the Liens in favor of EWP Financial."

     (n) Section 9 of the Pre-Petition Credit Agreement is amended by deleting existing subsection 9.13 ("Working Capital") in its entirety and replacing such existing subsection 9.13 with the following:

     "9.13 [Intentionally Deleted.]"

     (o) Section 9 of the Pre-Petition Credit Agreement is amended by deleting existing subsection 9.14 ("Tangible Net Worth") in its entirety and replacing such existing subsection 9.14 with the following:

     "9.14 [Intentionally Deleted.]"

     (p) Subsection 9.15 of the Pre-Petition Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "9.15 Costs and Expenses. Borrower shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all title insurance and other insurance premiums, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters, and including, without limitation, the fees and costs of any consultants or advisors retained by Lender in Lender's sole discretion to assist Lender during the Cases); (g) from and after an Event of Default, all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, and (h) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing."

     (q) Section 9 of the Pre-Petition Credit Agreement is amended by deleting existing subsection 9.21 ("Minimum Fixed Charge Coverage Ratio") in its entirety and replacing such existing subsection 9.21 with the following:

                           "9.21    [Intentionally Deleted.]"

     (r) Section 9 of the Pre-Petition Credit Agreement is amended by deleting existing subsection 9.22 ("Minimum EBITDA") in its entirety and replacing such existing subsection 9.22 with the following:

                           "9.22    [Intentionally Deleted.]"

     (s) Section 9 of the Pre-Petition Credit Agreement is amended by deleting existing subsection 9.23 ("Minimum EBITDA") in its entirety and replacing such existing subsection 9.23 with the following:

                           "9.23    [Intentionally Deleted.]"

     (t) Section 9 of the Pre-Petition Credit Agreement is amended by adding the following as subsection 9.26 thereof, immediately following the existing subsection 9.25:

          "9.26 Payoff Order. At such time as all Obligations have been indefeasibly paid in full in cash, the Debtors shall use their reasonable best efforts to obtain, as promptly as possible, an order of the Bankruptcy Court in form and substance reasonably satisfactory to Lender (such order, the "Payoff Order") that provides for final allowance for all purposes in the Cases of Lender's secured claim as set forth in the proof of claim filed by Lender, and approves on a final basis all payments made on account of the Obligations, and which reflects that all funding commitments or other obligations of the Lender under this Agreement and the Interim Order and the Final Order are terminated. Pending entry of the Payoff Order, Lender shall be entitled to retain all liens and security interests to secure the Borrower's indemnification obligations under subsection 11.5 of this Agreement."

     (u) Section 9 of the Pre-Petition Credit Agreement is amended by adding the following as subsection 9.27 thereof, immediately following the new subsection 9.26:

          "9.27 Restructuring Consultant. Until all Obligations have been indefeasibly paid in full in cash, the Debtors shall continue to retain FTI Consulting, or such other individual or entity as is acceptable to the Lender in the Lender's sole discretion, as restructuring consultant to the Debtors."

     (v) Section 10 of the Pre-Petition Credit Agreement is amended by replacing Section 10.1 thereof with the following:

          "10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default," and collectively as "Events of Default":

          (a) Any Debtor fails to pay when due any of the Obligations in accordance with the terms of the Financing Agreements or fails to perform any or all of the terms, covenants, conditions or provisions contained in the Financing Agreements;

          (b) any representation, warranty or statement of fact made by any Debtor to Lender in this Agreement, the Assumption Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

          (c) any Obligor or Debtor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

          (d) any judgment for the payment of money is rendered against any Debtor or any Obligor in excess of $100,000 in any one case or in excess of $500,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Debtor or any Obligor or any of their assets;

          (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or any Debtor or any Obligor, which is a partnership or corporation, dissolves or suspends or discontinues doing business;

          (f) conversion of any of the Cases to a case under chapter 7 of the Bankruptcy Code;

          (g) appointment of a trustee or an examiner with expanded powers in any of the Cases or any Debtor's application for, consent to, or acquiescence in, any such appointment;

          (h) failure of Debtors to obtain a Final Order (in form and substance satisfactory to Lender in Lender's sole discretion) by March 15, 2004, or such later date as Lender may consent to in writing after the date hereof;

          (i) except as expressly permitted in the Interim Order or the Final Order, the filing by any Debtor of any application for approval or allowance of, or the entry of any order approving or allowing, any administrative expense claim in any of the Cases having any priority over, or being pari passu with, the administrative priority of the DIP Indebtedness;

          (j) the entry of an order in any of the Cases granting relief from the automatic stay of section 362 of the Bankruptcy Code to any holder or holders of a lien or security interest on any Collateral with a value of more than $75,000, and allowing such holder or holders to foreclose or otherwise realize upon such liens and security interests;

          (k) any stay, reversal, modification or other amendment in any respect (except to the extent acceptable to Lender) of the Interim Order or the Final Order;

          (l) any of the Financing Agreements shall cease to be in full force and effect, or any liens and security interests granted to Lender under the Financing Agreements shall cease to be in full force and effect (to the extent perfection can be accomplished by filing of UCC financial statements or possession), or any liens and security interests granted to Lender under the Financing Agreements shall cease to be valid;

          (m) (i) the filing of any motion or proceeding with the Bankruptcy Court, which is not dismissed, denied with prejudice or otherwise resolved to the satisfaction of Lender within thirty (30) days of such filing, challenging or seeking otherwise to modify, limit, subordinate or avoid the priority of any Obligations or the perfection or priority of Lender's pre-petition or post-petition liens and security interests on any Collateral, or seeking to impose, surcharge or assess against Lender, its claims or the Collateral any costs or expenses, whether pursuant to section 506(c) of the Bankruptcy Code or otherwise, or (ii) the entry of any order having any such effect;

          (n) any failure by Debtor to timely comply with any term or provision of the Interim Order or the Final Order;

          (o) the filing of any motion or application with the Bankruptcy Court seeking the entry of, or the entry of, an order approving any subsequent debtor-in-possession facility for borrowed money unless such subsequent facility and such court order expressly provide for the payment in full to Lender of all Obligations prior to any initial borrowings under such subsequent facility;

          (p) any event or circumstance shall occur or exist and such event or circumstance is likely, in Lender's reasonable judgment, to have a material adverse effect on the business, assets or prospects of Debtor or any Obligor (other than the commencement and continuation of the Cases); or

          (q) the occurrence and continuation of a Default or an Event of Default, in each case as defined in and pursuant to the EWP DIP Credit Agreement."

          (w) Section 12 of the Pre-Petition Credit Agreement is amended by replacing subsection 12.1(a) thereof with the following:

               "(a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect until the earliest to occur of the following, at which time (and except as Lender may otherwise agree in writing in its sole discretion) this Agreement shall immediately and automatically terminate and all Obligations shall be immediately due and payable (such date of termination being the "Maturity Date"):

               (i) March 15, 2004, unless a Final Order (in form and substance satisfactory to Lender) has been entered by such date, in which event the Final Order shall identify a later applicable date;

               (ii) the date of final  payment and  satisfaction  in full of the
                    Obligations and termination of the DIP Financing pursuant to this Agreement;

               (iii) the effective date of any confirmed plan of  reorganization in any of the Cases;

               (iv) the dismissal of any of the Cases;

               (v) a material breach by any of the Debtors of any provision of the Interim Order or the Final Order; or

               (vi) Lender's  election,  in its sole discretion  (subject to the terms hereof), to terminate this Agreement upon the occurrence and during the continuation of any Event of Default.

               The parties agree that Lender shall have the right in its sole discretion to determine whether to grant any extensions of the Maturity Date set forth in subparagraph (i) above. No termination of this Agreement shall relieve or discharge Debtors of their duties, obligations and covenants hereunder and under the Interim Order and the Final Order until all Obligations have been indefeasibly paid and satisfied in full in cash, and Lender's continuing security interest in the Collateral shall remain in effect until such duties, obligations, and covenants have been fully discharged. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any or all contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such cash collateral shall be remitted by wire transfer in Federal Funds to such bank account of Lender as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, Chicago time. Lender shall have no obligation to release any of its liens and security interests on the Collateral unless and until Lender's claims shall have been fully, finally and indefeasibly paid and such payment shall have been approved by an order of the Bankruptcy Court."

2. Debtors' Agreement to Assume Certain Obligations and be Bound; Confirmation of Liens and Security Interests; Cross-Guarantees. Each Debtor hereby (a) agrees to be bound by the terms of the Financing Agreements, (b) specifically confirms that the security interests described in the Original Financing Agreements include a duly authorized grant by it of security interests in its assets, whether arising or acquired before, on or after the Petition Date, to secure payment of the Obligations arising before, on and after the Petition Date, (c) grants first priority liens and security interests in favor of Lender on all the post-petition assets of such Debtor, including all types of assets in which Lender was granted a pre-petition security interest under the Original Financing Agreements, as well as all causes of action and claims of such Debtor's estate against third parties, including, without limitation, claims of such Debtor under sections 542, 543, 544, 545, 547, 548, 549, 550 and/or 553 of the
     Bankruptcy Code (collectively, "Avoidance Actions"); provided, however, Lender's lien on Avoidance Actions shall be limited as provided in ordering paragraphs 6 and 7(b) of the Interim Order, and (d) the Debtors agree and acknowledge that the DIP Indebtedness Obligations are joint and several obligations of each of the Debtors, and may be allocated by the Debtors between and among the Debtors in any fashion the Lender deems to be appropriate, but no Debtors shall have any right to be subrogated for Lender by virtue of making any such payment, and (e) each Debtor unconditionally guarantees the repayment to Lender of the DIP Indebtedness Obligations of each of the other Debtors, and such guarantee is secured by all of the assets of each of the Debtors as set forth in the Interim Order and the Final Order.

3. Amendment Subject to Interim Order and Final Order; Entire Agreement and Acknowledgements of the Parties. Lender and Debtors agree that this Amendment is qualified in its entirety by the terms of the Interim Order and the Final Order, and in the event of any conflict between any term of this Amendment and any term of the Interim Order or the Final Order, the applicable term of the Interim Order or Final Order, as applicable, shall govern. Lender and Debtors agree that the amendments set forth in this Amendment (as modified by the Interim Order and the Final Order, as provided above) constitute the entire agreement of the parties with respect to the matters set forth herein, shall be limited precisely as written and shall not be deemed to be a consent to any waiver, amendment or modification of any other term or condition of any of the Financing Agreements.

4. Conditions Precedent. The effectiveness of this Amendment shall be subject to satisfaction of the following conditions (any one or all of which may be waived in writing by Lender in its sole discretion):

     (a) Receipt by Lender of executed counterparts to this Amendment, duly executed by each Debtor;

     (b) Entry by the Bankruptcy Court of the Interim Order in form and substance satisfactory to Lender in Lender's sole discretion; and

     (c) Receipt by Lender of any and all further agreements, certificates or documents as Lender shall reasonably request together with any consents from third party creditors of Debtors deemed necessary by Lender.

5. References in Other Documents. All references to any of the Original Financing Agreements shall be deemed to be a reference to such Financing Agreement as amended.

6.   Miscellaneous

     (a) To induce Lender to enter into this Amendment, each Debtor hereby represents and warrants to Lender that such Debtor has full corporate power and authority to enter into this Amendment, that this Amendment has been duly authorized, executed and delivered by such Debtor, and that this Amendment constitutes a legal, valid and binding obligation of such Debtor, enforceable against such Debtor in accordance with its terms.

     (b) This Amendment may be executed by original signature or by facsimile transmission, and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

     (c) It is the parties' intention that this Amendment be interpreted in such a way that it is valid and effective under applicable law; however, if one or more of the provisions of this Amendment shall for any reason be found to be invalid or unenforceable, the remaining provisions of this Amendment shall be unimpaired.

7. Choice of Law and Jurisdiction. Any dispute between Lender and Debtors arising out of, connected with, related to, or incidental to the relationship established between them in connection with this Amendment, and whether arising in contract, tort, equity or otherwise, shall be resolved in accordance with the internal laws (and not the conflicts of law provisions) of the State of Illinois.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment as of the day and year first above written.



                     KEYSTONE CONSOLIDATED INDUSTRIES, INC., as debtor-in-possession

                     By:
                         -------------------------------------------------

                     Name:
                           -----------------------------------------------

                     Title:
                            ----------------------------------------------



                     DESOTO ENVIRONMENTAL MANAGEMENT, INC., as debtor-in-possession

                     By:
                         -------------------------------------------------

                     Name:
                           -----------------------------------------------

                     Title:
                            ----------------------------------------------



                     FV STEEL AND WIRE COMPANY, as debtor-in-possession

                     By:
                         -------------------------------------------------

                     Name:
                           -----------------------------------------------

                     Title:
                            ----------------------------------------------



                     J.L. PRESCOTT COMPANY, as
                     debtor-in-possession

                     By:
                         -------------------------------------------------

                     Name:
                           -----------------------------------------------

                     Title:
                            ----------------------------------------------



                     SHERMAN WIRE COMPANY (f/k/a DESOTO, INC.), as debtor-in-possession

                     By:
                         -------------------------------------------------

                     Name:
                           -----------------------------------------------

                     Title:
                            ----------------------------------------------



                     SHERMAN WIRE OF CALDWELL, INC., as debtor-in-possession

                     By:
                         -------------------------------------------------

                     Name:
                           -----------------------------------------------

                     Title:
                            ----------------------------------------------



                     CONGRESS FINANCIAL CORPORATION (CENTRAL), as Lender

                     By:
                         -------------------------------------------------

                     Name:
                           -----------------------------------------------

                     Title:
                            ----------------------------------------------